FOR IMMEDIATE RELEASE Federal Signal to Acquire Mega Corp.; Expand Specialty Metal Extraction Support Equipment Vertical DOWNERS GROVE, Illinois, December 18, 2025 — Federal Signal Corporation (NYSE: FSS) (the “Company” or “Federal Signal”), a leader in environmental and safety solutions, today announced the signing of a definitive agreement to acquire Mega Corp. (“Mega”), a leading manufacturer of specialty vehicles and equipment for use in global metal extraction and construction markets, for cash consideration of $45.5 million, subject to post-closing adjustments. The purchase price includes the acquisition of Mega’s manufacturing facility in Albuquerque, New Mexico. For nearly 50 years, Mega has been recognized for designing and manufacturing durable, high-performance water distribution equipment, service bodies, and specialty haulage equipment compatible with articulated trucks, rigid-frame trucks, and wheel tractor scrapers. With its products used in some of the world’s most demanding operating environments, Mega has developed a strong market presence in key international markets. “The acquisition of Mega enhances our depth in the global metal extraction support equipment market and represents a compelling strategic fit with our existing Ground Force and TowHaul businesses. We have followed Mega for many years and see this acquisition as a logical extension of our growing metal extraction support vertical within our specialty vehicle platform,” said Jennifer L. Sherman, President and Chief Executive Officer. “Looking ahead, we see significant growth opportunities through our complementary product portfolio, shared customer base, and enhanced global reach. We also see strong potential to leverage the power of our specialty vehicle platform, particularly across key centers of excellence such as operations and aftermarket parts and service support. We are excited to welcome Mega’s approximately 95 talented team members to the Federal Signal family.” Mega generated net sales of approximately $40 million for the year ended December 31, 2024, with aftermarket parts representing approximately 30% of net sales. The transaction is expected to be accretive to earnings and cash flow in 2026. The Company anticipates completing the transaction during the first quarter of 2026, subject to customary closing conditions. D.A. Davidson & Co. served as a financial advisor to the Company in connection with the transaction. About Federal Signal Federal Signal Corporation (NYSE: FSS) builds and delivers equipment of unmatched quality that moves material, cleans infrastructure, and protects the communities where we work and live. Founded in 1901, Federal Signal is a leading global designer, manufacturer and supplier of products and total solutions that serve municipal, governmental, industrial and commercial customers. Headquartered in Downers Grove, Ill., with manufacturing facilities worldwide, the Company operates two groups: Environmental Solutions and Safety and Security Systems. For more information on Federal Signal, visit: www.federalsignal.com. “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995 This release contains unaudited financial information and various forward-looking statements as of the date hereof and we undertake no obligation to update these forward-looking statements regardless of new developments or otherwise. Statements in this release that are not historical are forward-looking statements. Forward-looking statements should not be relied upon as a predictor of actual results. Such statements are subject to various risks and uncertainties that could cause actual results to vary materially from those stated. Such risks and uncertainties include but are not limited to: economic and political uncertainty, risks and adverse economic effects associated with geopolitical conflicts including tariffs and other trade conflicts, legal and regulatory developments, foreign currency exchange rate changes, inflationary pressures, product and price competition, supply chain disruptions, availability and pricing of raw materials, interest rate changes, risks associated with acquisitions such as integration of operations and achieving anticipated revenue and cost benefits, work stoppages, increases in pension funding requirements, cybersecurity risks, increased legal expenses and litigation results and other risks and uncertainties described in filings with the Securities and Exchange Commission. Contact: Ian Hudson, Chief Financial Officer, +1-630-954-2000, ihudson@federalsignal.com